UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

VOICESERVE, INC.
(Name of Registrant As Specified In Charter)
______________________________

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VOICESERVE, INC.
Grosvenor House, 1 High Street,
Middlesex England HA8 7TA

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on March 12, 2009 (the “Record Date”), of shares of the common stock with voting power of Voiceserve, Inc., a Delaware corporation (the “Company”), that our Board of Directors and 8 holders of approximately 59.49% of our common stock with voting power as of the Record Date have giving written consent as of March 12, 2009, to approve the following:

To adopt the Voiceserve, Inc. 2009 Equity Incentive Plan covering up to two million (2,000,000) shares of the Company’s common stock; and to file a Form S-8 to register the shares of common stock underlying the plan.

These actions were approved on March 12, 2009, by our Board of Directors and shareholders who hold a majority of our issued and outstanding voting securities.  We anticipate an effective date of May 8, 2009, or as soon thereafter as practicable in accordance applicable law, including the Delaware General Corporation Law (“DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the DGCL and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about April 17, 2009.

Please feel free to call us at (44) 208-136-6000 should you have any questions on the enclosed Information Statement.

Date: April 7, 2009	For the Board of Directors of VOICESERVE, INC.

	By:	/s/ Michael Bibelman
Michael Bibelman
Chief Executive Officer and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

VOICESERVE, INC.
Grosvenor House, 1 High Street,
Middlesex England HA8 7TA

INFORMATION STATEMENT
(Preliminary)

April 7, 2009

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Voiceserve, Inc., a Delaware Corporation (the “Company”), to notify such Stockholders that on or about March 12, 2009, the Company received written consents in lieu of a meeting of Stockholders from 8 holders of 17,180,565 shares representing approximately 59.49% of the total 28,877,935 issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to adopt the Voiceserve, Inc. 2009 Equity Incentive Plan covering up to two million (2,000,000) shares of Common Stock, and to file a Form S-8 to register the shares of common stock underlying the plan. Accordingly, your consent is not required and is not being solicited in connection with the approval.

     On March 12, 2009, the Board approved the above actions, subject to Stockholder approval.

      We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Delaware, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters' rights.

      Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

      The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

           As of the date of the consent by the Majority Stockholders, on March 12, 2009, the Company had 28,877,935 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

      On March 12, 2009, the holders of 17,180,565 shares (or approximately 59.49% of the 28,877,935 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the actions. As the actions were approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

           The DGCL provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

      Pursuant to the Company's Bylaws and the DGCL, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 28,877,935 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting majority stockholders are the record and beneficial owners of a total of 17,180,565 shares of the Company's common stock, which represents approximately 59.49% of the total number of voting shares. The consenting majority stockholders voted in favor of the actions described herein in a written consent, dated March 12, 2009. No consideration was paid for the consent. The consenting stockholders' names, affiliation with the Company and beneficial holdings are as follows:

Voting Shareholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Alexander Ellinson	President & Chairman of the Board of Directors	3,375,000	11.69%
Michael Bibleman	Chief Executive Officer & Director	3,375,000	11.69%
Lukasz Nowak	Chief Integration Officer	1,250,000	4.33%
Mike Ottie	Chief Operational Officer & Director	4,500,000	15.58%
Krzysztof Oglaza	Chief Technical Officer and Director	1,250,000	4.33%
Michal Kozlowski	Chief Development Officer	1,250,000	4.33%
Daphne Arnstein	Wife of Alexander Ellinson	1,068,750	3.70%
Rachel Weissbart	Wife of Michael Bibleman	1,111,815	3.85%
Total		17,180,565	59.49%

ACTIONS TO ADOPT THE VOICESERVE, INC. 2009 EQUITY INCENTIVE PLAN
AND TO FILE A FORM S-8 TO REGISTER THE SHARES OF COMMON STOCK UNDERLYING THE PLAN

On March 12, 2009, the Board of Directors and the Majority Stockholders approved the 2009 Equity Incentive Plan (the "Plan") for the Company in the form attached hereto as Exhibit A. The purpose of the Plan is to provide stock option incentives to directors, officers, other employees, consultants, and advisors of the Company (or any future subsidiary or parent company of the Company).  Described below are the material features of the Plan.

General

           The Plan provides for the grant of a ISOs qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and non-qualified stock options (“NQSOs”).  The Plan is administered either by the Board of Directors or one or more committees of the Board of Directors (the “Administrator”).  Option grants are made in the discretion of the Administrator and may be made to Company officers, directors, employees, consultants and other persons as determined by the Administrator.  Presently, there are seven (7) executive officers, directors and other employees of the Company currently employed by the Company,  all of  whom  (as  well  as all  future  employees)  are  eligible  to participate in the Plan. But the maximum number of shares granted hereunder to any one participant may not exceed twenty percent (20%) of the total shares subject to the Plan.

           The Plan currently provides that a maximum of two million (2,000,000) shares of Common Stock may be issued under the Plan (subject to adjustment in the event of stock split or other changes in the Common Stock as provided in the Plan).  To the extent that:  (i)  options  expire or  terminate  for any  reason  prior to exercise,  or (ii) options are canceled and replaced by the  Administrator,  the shares of Common Stock underlying such options will again be available for award under the Plan.

           Shares issued under the Plan will be “restricted” as defined under the Securities and Exchange Commission ("SEC")  Rule 144,  until such time as the Company  determines in its discretion,  if at all, to register such shares under the Securities Act of 1933.  Cash proceeds from the exercise of option grants will be used for general corporate purposes.

The Administrator

           As mentioned above, the Administrator of the Plan will be the Board of Directors or, if delegated by the Board of Directors in its discretion, one or more committees of the Board of Directors.  The Administrator has full authority and discretion in the administration of the Plan, including adopting rules for administration of the Plan and determining the designation of those persons receiving option grants, the type of option granted, the number of shares to be covered by options,   the exercise price,   and other options terms.  The Administrator’s decisions in the administration of the Plan are final and binding on all persons for all purposes.

Option Terms

           The Company may grant ISOs or NQSOs to employees, officers, directors, consultants and advisors of the Company or Affiliate of the Company, provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  Such grants must be at an exercise price per share not less than 100% of the fair market value of the Common Stock at the date of the grant (110% for optionees holding 10% of more of the Company’s Common Stock).  No Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable after the expiration of five (5) years from the date the Option is granted.

           The exercise price for options may be paid to the Company, in the discretion of the Administrator. Generally, an option right may be exercised only by the holder within three months after his or her termination of employment (twelve months if termination is due to disability). An option generally may be exercised no later than twelve months following an active employee's death or disability.  These general rules regarding exercise following termination may be varied by the Administrator, but in no event may an option be exercised later than the date of expiration of the option.

           The options are transferable, in whole or in part, only by will or the laws of descent and distribution following the participant’s death.

Amendments

           The Board of Directors can amend or terminate the Plan with approval by the shareholders.  However, no outstanding award shall be deemed effected by such amendment without the advance written consent of the Participant(s) holding such outstanding award(s) at the time of the proposed termination or amendment.

Also, the Board of Directors and the Majority Stockholders approved to file a Form S-8 to register the shares of Common Stock underlying the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following information table sets forth certain information regarding the Common Stock owned on March 12, 2009 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Shares Owned Number	Percentage (2)
Aron Sandler Chief Financial Officer and Director	5,000,000	17.31%
Alexander Ellinson President & Chairman of the Board of Directors	3,375,000	11.69%
Michael Bibleman Chief Executive Officer & Director	3,375,000	11.69%
Lukasz Nowak Chief Integration Officer	1,250,000	4.33%
Mike Ottie Chief Operational Officer & Director	4,500,000	15.58%
Krzysztof Oglaza Chief Technical Officer and Director	1,250,000	4.33%
Michal Kozlowski Chief Development Officer	1,250,000	4.33%
Daphne Arnstein (3)	1,068,750	3.70%
Rachel Weissbart (4)	1,111,815	3.85%
Ansgar Felber	1,499,000	5.19%
All Directors and Officers as a Group (7 persons)	23,679,565	82.00%

(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by each.

(2)	Based on 28,877,935 shares of common stock outstanding as of March 12, 2009.

(3)	Wife of Alexander Ellinson.

(4)	Wife of Michael Bibelman.

ADDITIONAL INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

     The Stockholders have no right under the Delaware General Corporation Law, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

      Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on May 8, 2009.

MISCELLANEOUS MATTERS

      The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 12, 2009, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

      You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

      This Information Statement is being mailed on or about April 17, 2009 to all Stockholders of record as of the Record Date.

CONCLUSION

      As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: April 7, 2009	For the Board of Directors of VOICESERVE, INC.

	By:	/s/ Michael Bibelman
Michael Bibelman
Chief Executive Officer and Director